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LANCASTER & DAVID                           Incorporated Partners
-----------------                           David E. Lancaster, CA
Chartered Accountants                       Michael J. David, CA

                                            Associates
                                            B.R. (Doc) Street, CA
                                            Frank E. Powell, CA





                 CONSENT OF INDEPENDENT ACCOUNTANTS
                 ----------------------------------



We hereby consent to the inclusion of our Auditors' Report dated
February 15, 2001, on the financial statements of Whistler Investments, Inc. as at January 31, 2001 in the Company's Prospectus dated October 10, 2001 when such financial information is read in conjunction with the financial statements referred to in our Report.


                                 /s/ Lancaster & David

                                 Chartered Accountants

Vancouver, Canada
October 10, 2001


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       Burnaby Office - Suite 3, 7375 Kingsway, Burnaby, BC,
                 Canada, V3N 3B5 Facsimile: (604) 524-9837
   Vancouver Office - Suite 3240, 666 Burrard Street, Vancouver, BC,
                 Canada, V6C 2X8  Facsimile: (604) 602-0867
       Telephone: (604) 717-5526  Email:  admin@lancasteranddavid.ca